L E A S E

                             ARTICLE 1. LEASE TERMS

1.1 LANDLORD AND TENANT. This lease ("Lease") is entered into this 16TH DAY OF OCTOBER, 1996 by and between CSM INVESTORS, INC., a Minnesota corporation, ("Landlord") and MICRO COMPONENT TECHNOLOGY, INC., a Delaware corporation, ("Tenant").

1.2 PREMISES. Landlord hereby rents, leases, lets and demises to Tenant the following described property ("Premises") as illustrated on the site plan attached hereto as EXHIBIT A: 65,500 SQUARE FEET OF SPACE IN THE GATEWAY WEST BUSINESS CENTER PHASE II located at 2340 COUNTY ROAD C IN ROSEVILLE, MINNESOTA, and consisting of approximately 79,600 square feet ("Building"). The area of the Premises may be increased or decreased by up to 3,500 square feet, as determined by Tenant's floor plan, prior to November 1, 1996.

For the purposes of this Lease, the determination of the number of square feet in the Premises shall be made by measuring from the exterior face of exterior walls, and from the midline or centerpoint of interior or party walls. "As-built" measurements will be taken of the Premises as soon as construction has progressed to the point where such measurement is possible. Landlord will certify such "as built" measurements to Tenant and thereafter, Landlord and Tenant shall execute an addendum to this Lease in the form of attached EXHIBIT B, confirming said measurements and adjusting (i) the area of the Premises, (ii) the Base Rent, and (iii) Tenant's pro rata share, to reflect the actual square foot area of the Premises, and such addendum shall thereupon be deemed attached hereto, incorporated herein, and by this reference made a part of this Lease.

1.3 LEASE TERM. The term of this Lease shall commence on the date which Landlord delivers the Premises substantially complete, as documented by issuance of a temporary occupancy permit or receipt of verbal approval by the appropriate city official, and shall terminate on the last day of the one hundred twentieth (120th) full month thereafter, unless sooner terminated as hereinafter provided. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to two (2) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease. The occupancy date herein and Landlord's liability for late delivery fees contained in Section 2.1 are predicated on receipt of an approved tenant floor plan on or before November 1, 1996. Landlord warrants its ability to provide Tenant occupancy of the Premises without a completed parking surface, in the event that a parking lot is not in place in the Fall of 1996.

1.4      BASE RENT.  Base Rent is:

                             MONTHS     MONTHLY BASE RENT *     PER SQ. FT. *
                             ------     -------------------     -------------

         INITIAL TERM:       1-60           $21,014.58              $3.85
                             61-120         $22,379.17              $4.10

         OPTION TERM:        121-144          market                market

         * Subject to adjustment to reflect the actual area of the Premises, as provided in Section 1.2 hereof.

1.5      PERMITTED USE:  OFFICE, PRODUCTION, RESEARCH AND WAREHOUSE.

1.6      SECURITY DEPOSIT:  NONE ($0.00)

1.7      PRO-RATA SHARE:  Tenant's pro-rata share shall be the fraction of space occupied by Tenant under Section 1.2 divided by the total area of the Building, subject to adjustment as provided in Section 2.2 hereof.

1.8      ADDRESSES.  LANDLORD'S ADDRESS:
                     -------------------

                     CSM INVESTORS, INC.
                     2575 UNIVERSITY AVENUE WEST, SUITE 150
                     ST. PAUL, MN  55114-1024
                     (612) 646-1717


                     TENANT'S ADDRESS:
                     -----------------

                     MICRO COMPONENT TECHNOLOGY,INC.
                     2340 COUNTY ROAD C
                     ROSEVILLE, MN  55113


             ARTICLE 2. RENT, OPERATING EXPENSES AND SECURITY DEPOSIT

2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. If Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, nor shall the expiration of the term be extended, but all rent shall be abated until Landlord delivers possession, and Landlord shall pay Tenant, as its only recourse, a late delivery fee in the amount of $500.00 per day for each day Landlord fails to provide Tenant occupancy of the Premises substantially complete after April 15, 1997.

2.2 OPERATING EXPENSES. Subject to Section 2.5 hereof, Tenant shall also pay as additional rent Tenant's pro rata share of the operating expenses of Landlord for the Building. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated operating expenses. Within six (6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail by line item the computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account. In any event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Within ninety (90) days of receipt of the operating expense reconciliation for the previous year, Tenant shall have the right to audit Landlord's books and records as they pertain to operating expenses for the immediately preceding calendar year, in Landlord's office and with reasonable notice. If Tenant does not provide notice to Landlord within ninety (90) days of its intent to audit, Tenant shall automatically waive and release its right to audit for the preceding calendar year. The cost of said audit shall be borne by Tenant unless the audit discloses that Tenant has overpaid its proportionate share of operating expenses for the calendar year in question by more than ten percent (10%), in which case the reasonable expense of the audit shall be borne by Landlord. If the audit reveals that Landlord's actual statement was incorrect in any amount, the resulting excess or deficiency shall be paid by or reimbursed to Tenant, as the case may be.

Notwithstanding any other provisions in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous year's operating expenses and will be adjusted appropriately when actual expenses have been compiled. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in Section 1.7 shall, subject to reasonable adjustment by Landlord, be equal to a percentage based upon a fraction, the numerator of which is the total area of the Premises as set forth in Article 1 and the denominator of which shall be the net rentable area of the Building, as the same may change from time to time.

2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; equipment used for maintenance and operation of the Building; operational expenses; exterior window washing and janitorial services; trash and snow removal; landscaping and pest control; commercially reasonable management fees (not to exceed five percent (5%) of base rents), wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses with a reasonable payback for the device or equipment; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, and rent loss and public liability insurance, with respect to the Building. Notwithstanding the above, operating expenses which for tax purposes would be considered capital improvements shall be amortized straight line over the useful life that would govern such an expense for federal income tax purposes.

The term "Operating Expenses" shall not include any repairs, restoration or other work occasioned by fire or other casualty to the extent covered by insurance; income or franchise taxes of the Landlord; expenses incurred in leasing to or procuring tenants; leasing commissions; advertising expenses; expenses of renovating or improving spaces for other tenants; interest or principal on any indebtedness of the Landlord; legal or other professional fees related to Landlord's title or financing or any such fees related to other actual or prospective tenants in the property; any costs related to the original construction or design of the Building; or any costs related to environmental testing or remediation on the land underlying the Building,

2.4 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by a change in Tenant's use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

2.5 TENANT'S RIGHT TO CONTROL INTERIOR EXPENSES. Tenant will be allowed, at its own expense, to control and/or provide its own services within the Premises that do not affect the structure or exterior of the Building. Tenant will not be charged for such interior expenses incurred by or for other tenants.


                          ARTICLE 3. OCCUPANCY AND USE

3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.5. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall not permit any waste on the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would, in any way, increase or render void the fire insurance on the Building.

3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building which are visible from the exterior of the Premises, except those signs submitted to Landlord in writing, and which signs are in conformance with Landlord's sign criteria, which is attached hereto as EXHIBIT C.

3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises, provided, however, that Tenant shall not be required to make exterior structural capital improvements not related to Tenant's business. Tenant will comply with the reasonable rules and regulations of the Building adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall, upon 24 hours advance notice to Tenant (except in emergencies), have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers, lessees, mortgagees, insurers or other interested parties, and to alter, improve or repair the Premises or any other portion of the Building. Except in emergency situations, Landlord and its agents will be accompanied by a representative of Tenant during such access. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Landlord and its agents acknowledge and will not violate the confidentiality of Tenant's operations. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Tenant may, however, install its own security system. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building, provided that Landlord's action does not interfere with Tenant's reasonable use of the Premises.


                     ARTICLE 4. UTILITIES AND ACTS OF OTHERS

4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service.

4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.


                       ARTICLE 5. REPAIRS AND MAINTENANCE

5.1. LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and 2.3, and provided that Landlord's action does not interfere with Tenant's reasonable use of the Premises. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease, unless caused by the gross negligence of Landlord.

5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

5.3. TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant.


                     ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1 LANDLORD IMPROVEMENTS. Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant prior to November 1, 1996, which plans and specifications are made a part of this Lease by reference, and Tenant shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Tenant. In the event Tenant fails to execute the plans and specifications and change orders prior to November 1, 1996, Landlord may, at its sole option, declare this Lease cancelled or notify Tenant that the base rent shall commence on the completion date even though the improvements to be constructed by Landlord may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change orders or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease.

Landlord agrees to provide an allowance of up to $20.00 per square foot towards construction of the improvements to the Premises beyond the scope of the shell building improvements depicted in EXHIBIT D. Immediately upon completion of the Landlord improvements, Landlord and Tenant shall enter into an addendum to this Lease in the form of the sample addendum which is attached hereto as EXHIBIT B documenting the actual construction costs and amortizing costs of up to $17.00 per square foot into the base rental rate on a straight line basis at a ten percent (10%) interest rate over the original term of this Lease, and an additional $3.00 per square foot amortized without interest over the first year of this Lease. Tenant shall immediately reimburse Landlord for its contribution to tenant improvements in excess of $20.00 per square foot. Said allowance shall include only "hard costs" of construction, which shall be defined as labor and materials which result in improvements which remain with the Building upon Tenant's vacation of the Premises, except that Tenant's architectural fees for space planning may be included in the allowance.

Construction of the improvements will be undertaken on an "open book" basis with Landlord procuring a minimum of three bids from reputable general contractors which my be reviewed by Tenant. Landlord will not charge any additional fee for oversight of construction of the improvements.

6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant or a list of items to be removed by Tenant which will be provided by Tenant and approved by Landlord prior to occupancy, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not subject to any other rights, liens and interests of Landlord, and Tenant agrees to repair any damage caused by the removal of said items.


                        ARTICLE 7. CASUALTY AND INSURANCE

7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of the written notification.

7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2, except that Landlord agrees to apply any proceeds of an insurance award towards the event leading to the award, unless the terms of Landlord's mortgage on the property, if any, does not allow such expenditure.

7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary withstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but excluding any damage or loss caused by the willful intent of Tenant or Landlord. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

7.5 HOLD HARMLESS. Neither party shall be liable to the other party's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of the other party, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by the other party. Each party agrees to indemnify and hold harmless the other party of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of commercial general liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for bodily injury, property damage or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.


                             ARTICLE 8. CONDEMNATION

8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

8.2 PARTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.


                        ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 TENANT ASSIGNMENT. Other than to a related entity, Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall said such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Landlord shall have the following options:
(1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord fifty percent (50%) of all such excess rent (after reduction for reasonable expenses incurred by Tenant to procure such rent) and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) refuse, in its sole and absolute discretion and judgement, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5 TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within ten
(10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim or offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, the most current financial statement of Tenant.


               ARTICLE 10. LANDLORD'S LIEN AND SECURITY AGREEMENT

10.1 LANDLORD'S LIEN. As security for payment of rent, damages and all other payment required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all fixtures of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Premises, by picking or changing locks if necessary, and take possession of all or any part of such fixtures, and may sell all or any part of such fixtures at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of such fixtures to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the fixtures sold. The proceeds of the sale of such fixtures shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.


10.2     SECURITY AGREEMENT.  (Intentionally Omitted)


                        ARTICLE 11. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay within five
(5) days of the date due any installment of rent or any other payment required pursuant to this Lease and such failure is not cured within forty-eight (48) hours after written notice; (2) Tenant shall abandon any substantial portion of the Premises and such abandonment is not cured within ten (10) days after written notice; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Tenant; (4) Tenant shall file a petition or an involuntary petition is filed against Tenant; or Tenant becomes insolvent under any applicable federal or state bankruptcy or insolvency law; or Tenant admits that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, and said lien is not discharged within thirty (30) days of recording of said lien or notice thereof..

In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term or six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable to relet the Premises.

         Upon such reentry, Tenant shall be liable to Landlord as follows:

         A. For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

         B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

         C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

         D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys' fees, and costs of alteration or repairs necessary to restore the Premises to their original condition, ordinary wear and tear excepted, which shall be payable by Tenant as they are incurred by Landlord; and

         E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the present value at ten percent (10%) per annum of the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs to restore the Premises to their original condition, ordinary wear and tear excepted, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may, after five (5) days written notice, cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorneys' fees and interest.

11.4 INTEREST, ATTORNEY'S FEES AND LATE CHARGE. In the event of a Default by
Tenant: (1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of fifteen percent (15%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, a late payment charge of two and one-half percent (2.5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

11.5     ADDITIONAL REMEDIES, WAIVERS, ETC.

         A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

         C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a Default.

         D. No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

         E. No action or inaction by Landlord shall constitute a waiver of Default.

         F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.


                 ARTICLE 12. RELOCATION (Intentionally Omitted)


               ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.


                            ARTICLE 14. MISCELLANEOUS

14.1 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.2 USE OR RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.3 ACT OF GOD. Neither party shall be required to perform any covenant or obligation in this Lease, or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other party.

14.4 HEADINGS. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.8. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.8, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.8.

14.6 TENANT'S AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this lease shall be liable, individually, as Tenant.

14.7 HAZARDOUS SUBSTANCES. Tenant, its agents or employees, shall not bring or permit to remain on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"), except items related to Tenant's use, which use, storage and disposal shall be in accordance with applicable codes, permits and regulations, and more stringent standard industry practices, if applicable. Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees, in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration of earlier termination, for any reason, of this Lease.

Landlord and Tenant acknowledge that Landlord has completed removal of underground petroleum storage tanks formerly on the Premises, and that the Minnesota Pollution Control Agency has issued a "no action, no association" letter dated August 1, 1996, which refers to the removal of these tanks as well as the presence of certain non-petroleum compounds on the Premises. Notwithstanding Sections 7.5 or 13.3 hereof or any other provision of this
Lease: (a) Tenant shall not be liable for, and Landlord will hold Tenant harmless from, any and all claims, costs, actions, administrative procedures, fines and liabilities (including reasonable fees for attorneys and environmental engineers) arising in any way from the past or continuing presence of petroleum leakage or of the specified non-petroleum compounds; (b) Landlord warrants that it does not know of the presence of any non-petroleum Hazardous Materials on the Premises other than the specific non- petroleum compounds specified in said letter of August 1, 1996 and in the reports identified therein; (c) Landlord agrees to use its best efforts to have Tenant also named by the Minnesota Pollution Control Agency as one of the "Listed Parties" to said letter of August 1, 1996; and (d) Landlord agrees that it will comply with the three "conditions" specified on Page 3 of said letter of August 1, 1996.

14.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

14.10 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to THE TEGRA GROUP, which are the responsibility of LANDLORD. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

14.11 MANAGEMENT AGENT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is CSM Corporation, a Minnesota corporation, which has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

14.12 RIGHT TO TERMINATE. Tenant shall have the one time option to terminate this Lease, with no further obligation, upon the expiration of lease month EIGHTY-FOUR (84) with delivery of written notice and a payment of a lease termination fee in the amount of three (3) months base rent and the value of the then unamortized improvements, delivered to Landlord prior to the expiration of lease month SEVENTY-TWO (72). It shall be a condition of Tenant's right to terminate that Tenant shall not be in default under Section 11 of this Lease.

14.13 MARKET RATE OPTION. Upon two hundred seventy (270) days written notice, The Tenant may extend the term of this Lease for one (1) additional twenty-four
(24) month term under the same conditions contained herein, except that the Base Rental shall be adjusted to reflect the prevailing market rate for comparable space in the Roseville, Minnesota area. In no case shall the adjusted rate(s) be less than the latest rate paid by the Tenant during the primary term of this Lease. It shall be a condition of the exercise of this option that the Tenant not be in default per Section 11 of this Lease.

14.14 EXPANSION OPTION. Landlord hereby grants Tenant an option to expand the Premises into the area marked "Expansion Area" on EXHIBIT A attached hereto, pursuant to the following terms and conditions:

         A. This option may be exercised in writing, provided Tenant is not in default in performance of its obligations under the Lease, at any time prior to the expiration of lease month THIRTY-SIX (36). If not timely and properly exercised, this option will automatically be null and void and of no further force and effect.

         B. The Expansion Area will be leased to Tenant under the same terms and conditions as are contained in this Lease, except for base rent which shall be adjusted as hereinafter provided, and Tenant's pro rata share which shall be adjusted to reflect Tenant's increased square footage.

         C. Base rent for the Expansion Area (which shall be in addition to the base rent for the original Premises) shall equal the sum of the following:

                  i.       Four and 10/100 Dollars ($4.10) per square foot; plus

                  ii. The amortized cost per square foot of the leasehold improvement allowance provided to Tenant by Landlord for the Expansion Area (up to a maximum of Seventeen and no/100 Dollars ($17.00) per square foot), which amortization shall be at a rate of ten percent (10%) over the remaining term of the Lease, subject to Tenant maintaining a general financial condition equal or better than that of the Tenant at the time of execution of this Lease; and

                  iii. The amortized cost per square foot of unamortized tenant improvements costing up to $10.00 per square foot located in the Expansion Area prior to Tenant's occupancy, based upon a ten percent (10%) rate and a useful life of ten (10) years. The amortization of these costs shall be at a rate of ten percent (10%) over the remaining term of the Lease.

         D. The Expansion Area shall be delivered to Tenant with completed tenant improvements under Section 14.14.C(ii) no earlier than the commencement of lease month forty-eight (48) and no later than the expiration of lease month sixty (60), with the timing of said delivery to be determined by Landlord. Landlord shall provide at least thirty (30) days advance written notice of the delivery date.

         E. Upon exercise of this option by Tenant, Landlord and Tenant shall execute an addendum to lease adding the Expansion Area, to the Premises pursuant to the foregoing terms and conditions.

         F. In the event that Landlord is unable to provide Tenant with the Expansion Area depicted in this section, Tenant, as its only recourse, shall have the option to terminate this Lease at the expiration of lease month sixty (60) with delivery of sixty (60) days prior written notice to Landlord.

14.15 PARKING. Tenant shall have a minimum of one hundred eighty (180) parking spaces available for its use during the term of this Lease, and two hundred thirty (230) spaces available for its use after delivery of Tenant's Expansion Area, if applicable.

14.16 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD:                               TENANT:

CSM INVESTORS, INC.                     MICRO COMPONENT TECHNOLOGY, INC.


BY: /s/ ILLEGIBLE                        BY: /s/ Roger E. Glower
   ----------------------------------        ----------------------------------
 ITS: V.P.                               ITS: Pres/CEO
      -------------------------------         ---------------------------------


EXHIBIT A
[GRAPHIC OMITTED]
Gateway West Business Center


EXHIBIT B

                                ADDENDUM TO LEASE
                                    (EXAMPLE)


THIS ADDENDUM TO LEASE to that certain Lease dated ________, 19_____, ("Lease") by and between _______________, a ________________, ("Landlord") and __________
_____________, a ____________________ , ("Tenant"), is entered into this ______
day of _______________ , 19_____.

If any provisions contained in the printed form of said Lease is inconsistent with any provisions contained herein, then and in the event the provisions in this Addendum to Lease shall control.

In consideration of the mutual covenants herein contained, and for other good and valuable consideration, Landlord and Tenant hereby amend the aforementioned Lease as follows:

SECTION 1.B. PREMISES. Landlord and Tenant agree that the rentable area of the Premises, according to "as-built" measurements, is__________________square feet.

SECTION 2.C. COMMENCEMENT DATE. Landlord and Tenant agree that the Commencement Date of the Lease is__________________, and that the Lease shall expire on __________________, unless otherwise terminated or extended as contained herein.

SECTION 4.  RENTAL.  The Base Rent for the Lease Term shall be:

                           LEASE       MONTHLY        ANNUAL         PER
                           MONTHS      BASE RENT      BASE RENT      SQ. FT.
                           ------      ---------      ---------      -------

        INITIAL TERM       1-60        ________       ________       ______
                           61-120      ________       ________       ______

         OPTION TERM       121-144     market         market         market

The rental rate depicted in this Section represents the additional Base Rent consisting of the amortization of $________ in tenant improvements reimbursed to Tenant by Landlord over the original term of the Lease at a ten percent (10%) interest rate.

SECTION 5. PRO RATA SHARE. Tenant's pro rata share of operating expenses shall be_________ percent (__________%).


All other terms and conditions of the Lease remain unchanged.

LANDLORD:                              TENANT:


BY:________________________________    BY:________________________________

ITS:_______________________________    ITS:_______________________________



                                   EXHIBIT C

GATEWAY WEST BUSINESS CENTER
ROSEVILLE, MINNESOTA

SIGNAGE CRITERIA

GENERAL NOTES
1) TENANT SHALL BE RESPONSIBLE FOR THE PURCHASE, INSTALLATION AND MAINTENANCE OF ALL SIGNS DESCRIBED IN THIS CRITERIA PACKAGE.

2) TENANT SHALL OBTAIN OWNER'S APPROVAL AND CITY PERMITS PRIOR TO ANY SIGNAGE INSTALLATION.

3)  TENANT MAY SOLICIT BIDS FROM ANY SIGNAGE MANUFACTURE OF TENANT'S CHOICE.

4) OWNER RESERVES THE RIGHT TO APPROVE ANY ALTERNATE SIGNAGE WHEN DEEMED APPROPRIATE AT THE OWNER'S SOLE DISCRETION.

5)  SIGNAGE ON THE BUILDING FRONT SHALL BE AS DESCRIBED ON PAGE 2 AND 3.

6) DOCK AND DRIVE-IN DOORS SHALL BE IDENTIFIED AS DESCRIBED ON PAGE 4. THIS SIGNAGE MAY BE PROVIDED AT THE TENANT'S DISCRETION-IT IS NOT REQUIRED BY THE OWNER.

7) SERVICE AND MAN DOORS IN THE TRUCK DOCK AREA SHALL BE IDENTIFIED AS DESCRIBED ON PAGE 5. THIS SIGNAGE MAY BE PROVIDED AT THE TENANT'S DISCRETION-IT IS NOT REQUIRED BY THE OWNER.

SUBMITTALS
1) TENANT SHALL SUBMIT TO THE OWNER. TWO COPIES OF ALL SIGN FACE LAYOUTS, AND THE LOCATION OF ALL SIGNS ON THE BUILDING, FOR APPROVAL.

2) TENANT OR THE TENANT'S SIGN CONTRACTOR SHALL SUBMIT SIGNAGE PLANS TO THE CITY, AS REQUIRED BY THE CITY, FOR PERMITS.


CSM CORPORATION
2575 UNIVERSITY AVE. W.
ST.PAUL, MN 55114

PHONE 646-1717
FAX 646-2404                                                           30 MAY 96



GATEWAY WEST BUSINESS CENTER
ROSEVILLE, MINNESOTA

SIGNAGE CRITERIA.

[GRAPHIC OMITTED]
PARTIAL ELEVATION SINGLE LINE
[GRAPHIC OMITTED]
PARTIAL ELEVATION MULTIPLE LINES

CSM CORPORATION
2575 UNIVERSITY AVE. W.
ST.PAUL, MN 55114

PHONE 646-1717
FAX 646-2404                                                           30 MAY 96



GATEWAY WEST BUSINESS CENTER
ROSEVILLE, MINNESOTA

SIGNAGE CRITERIA.

[GRAPHIC OMITTED]

SIGNAGE NOTES
1. LOGO: MAX. SIZE 4'-0" LONG x 3'-0" HIGH
         MAX. AREA: 12 SQUARE FEET
         COLOR: MAY MATCH TENANT'S COLOR CRITERIA
         LIGHTING: MAY BE INTERIOR ILLUMINATED
         WITH FACE LIGHTED.

2. TENANT NAME: SINGLE LINE SHALL BE 30" MAX. HEIGHT
                MULTIPLE LINES SHALL BE NO HIGHER THAN
                36" HEIGHT WITH CHARACTERS NOT EXCEEDING 30".

CSM CORPORATION
2575 UNIVERSITY AVE. W.
ST.PAUL, MN 55114

PHONE 646-1717
FAX 646-2404                                                           30 MAY 96



GATEWAY WEST BUSINESS CENTER
ROSEVILLE, MINNESOTA

SIGNAGE CRITERIA.

[GRAPHIC OMITTED]
PARTIAL ELEVATION
OVERHEAD DOOR IDENTIFICATION

CSM CORPORATION
2575 UNIVERSITY AVE. W.
ST.PAUL, MN 55114

PHONE 646-1717
FAX 646-2404                                                           30 MAY 96



GATEWAY WEST BUSINESS CENTER
ROSEVILLE, MINNESOTA

SIGNAGE CRITERIA.

[GRAPHIC OMITTED]
EXTERIOR SERVICE DOOR ELEVATION
FOR SERVICE AND MAN DOORS IN TRUCK COURT AREA

CSM CORPORATION
2575 UNIVERSITY AVE. W.
ST.PAUL, MN 55114

PHONE 646-1717
FAX 646-2404                                                           30 MAY 96

                                   EXHIBIT D

                          LANDLORD SHELL IMPROVEMENTS

                                  Prepared by:
                                CSM CORPORATION
                                  MAY 29, 1996

The landlord will provide the following improvements to the tenant at landlord's expense:

1. Exterior shell shall be 12 inch reinforced, insulated concrete block wall in the truck dock area with brick facia on the front facia exposures. Interior elevations shall be plain exposed concrete block.

2. Exterior window systems shall be thermally broken aluminum storefront glazing units with thermal insulated, reflective glass. 1" horizontal mini blinds are included at the main level buildings as part of the shell building construction.

3. A single 3'-0" x 7'-0" aluminum and glass main entry door at designated entry location, as shown on drawings, (excluding vestibule) shall be included in shell building construction.

4. Shell building existing ceiling is an exposed prime painted structural steel and metal deck with a single ply EPDM membrane, insulated roof system.

5.   Shell building floor is a 5 inch reinforced, sealed concrete slab on grade.

6. High bay brass upright sprinkler heads for minimum (ordinary hazard) density requirements (laterals only, no drops) are included as part of shell building construction.

7. A 2" waterline in the bar joists, and a 4" P.V.C. sanitary sewer line under the concrete slab are included as part of the shell building construction.

8. 1600 ampere main service to the building utility room is included in the shell building construction.

9. A concrete walkway shall be installed from the parking lot to the existing main entry door as part of the shell building construction.

10. 8'-0" x 8'-0" flush insulated steel doors.


All other improvements shall be at tenant's sole expense, including but not limited to the following:

A.  Gypsum wall construction.
B.  Interior doors.
C.  Interior hardware.
D.  Hollow metal frames.
E.  Rooftop heating, Ventilation, and Air Conditioning units.
F.  Muzak or telephone communication systems.
G.  Security systems or access control systems.
H.  Appliances, vending machines, kitchen equipment.
I.  Office furniture, moveable partitions, etc.
J.  Extra cooling capacity for tenant furnished equipment.
K. Window treatments, i.e. curtains, etc. (Horizontal mini blinds are included as part of the shell building construction.)
L.  Millwork/Built ins: counters, cabinets, shelving, closets, etc..
M.  Computer terminal outlets, wiring or systems.
N. Electrical items, i.e., light fixtures, power feeds, outlets, disconnects, etc..
O.  Plumbing rough ins, connections, stub ups, vent risers, fixtures, etc..
P. Ramps and/or overhead doors to accommodate Drive-in capability, dock levelers, shelters, etc.
Q.  Tenant signage.
R. Additional structural reinforcement for tenant's roof top units, including roof curb, roof deck penetration, and roof repair. These items shall be performed by the owner's shell building roofing contractor in order to maintain the roof warranty.
S. Increased City of Chanhassen, Sewer Access Charge (SAC) over and above SO.18 per square foot.
T. Gas piping. A meter socket is provided at the nearest building manifold location.
U. Electric service to leasehold space. Including 480/277 volt feeders, disconnect and panel.
V. Construction general conditions, including but not limited to: building permits, field supervision, Clean up, dumpsters, and project management.